Exhibit 5.1

23 November, 2007

VanceInfo Technologies Inc.	DIRECT LINE:	2842 9566
3rd Floor, Building 8, Zhongguancun Software Park	E-MAIL:	Bernadette.Chen@conyersdillandpearman.com
Haidian District, Beijing 100094	OUR REF:	BC/kt/248124 (M#871782)
People’s Republic of China	YOUR REF:

Dear Sirs,

VanceInfo Technologies Inc. (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the public offering on the New York Stock Exchange of American Depositary Shares representing ordinary shares issued by the Company (the “Shares”) and the offer and sale of such number of ordinary shares of the Company (the “Issued Shares”) by certain selling shareholder(s) of the Company as described in the prospectus contained in the Company’s registration statement on Form F-1 (the “Registration Statement”), including all amendments or supplements thereto, originally filed on 23 November, 2007 by the Company under the United States Securities Act of 1933 as amended (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement; and

(ii)	the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) copies of written resolutions passed by all the directors of the Company on 13 November, 2007 and minutes of a meeting of the shareholders of the Company held on 13 November, 2007, (3) a copy of the register of members of the Company, and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; and (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us.

VanceInfo Technologies Inc.
23 November, 2007

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1)	The Company is duly incorporated and existing under the laws of the Cayman Islands.

(2)	The issue of the Shares has been duly authorised, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue or holding of such shares to the Company or any third party).

(3)	With effect immediately prior to the completion of the Company’s initial public offering of its Shares in the U.S., all of the issued preferred shares of US$0.001 each in the capital of the Company (the “Preferred Shares”) will be converted into ordinary shares of US$0.001 each in the capital of the Company (the “Ordinary Shares”), all authorised but unissued Preferred Shares will be re-designated as Ordinary Shares, and the authorised share capital of the Company will then be US$1,000,000 divided into 1,000,000,000 Ordinary Shares with a par value of US$0.001 each.

(4)	The Issued Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings “Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman